EX-2

PLAN OF DISSOLUTION AND LIQUIDATION OF CENCOR, INC.


          This PLAN OF DISSOLUTION AND LIQUIDATION (the "Plan") is for the purpose of effecting (i) the complete voluntary dissolution of CenCor, Inc., a Delaware corporation (the "Corporation"), in accordance with the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL") and (ii) the liquidation of the Corporation's assets pursuant to Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), in substantially the following manner:

          1. Authorization and Approval of the Plan. This Plan shall be submitted to the stockholders (the "Stockholders") of the Corporation, in accordance with the requirements of Section 275 of the DGCL, for authorization and approval at an annual meeting (the
"Annual Meeting") of the Stockholders. This Plan shall be considered authorized and approved by the Corporation and shall become effective when the holders of a majority of the outstanding shares of common stock, par value $1.00 per share (the "Common
Stock"), of the Corporation authorize and approve the dissolution and liquidation of the Corporation in accordance with the Plan and the requirements of Section 275(b) of the DGCL.

          2. Filings. After the Stockholders have authorized and approved this Plan, the officers and directors of the Corporation are authorized to take all steps necessary or appropriate to (i) dissolve the Corporation in accordance with the applicable provisions of the DGCL, including, but not limited to, the prompt execution and filing of a Certificate of Dissolution with the Secretary of State of the state of Delaware, (ii) wind up the Corporation's affairs and (iii) liquidate the Corporation's assets in accordance with the applicable provisions of the Code, includ-ing, but not limited to, the execution and filing of any tax returns, certificates, documents and information returns required to be filed with the Internal Revenue Service, and any other appropriate authority due to the dissolution of the Corporation and the liquidation of its assets.

          3. Effective Date. The Effective Date of the Plan shall be October 1, 1996.

          4. Payment and Distribution to Claimants. Commencing on the Effective Date the officers and directors of the Corporation, in the discretion of the board of directors of the Corporation then in office (the "Board"), shall (i) pay, as they become due, or make reasonable provision to pay all claims and obligations of the Corporation, including the Corporation's notes due July 1, 1999 and all contingent, conditional, or unmatured contractual claims known to the Corporation, and (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Corporation, are likely to arise or to become known to the Corporation prior to the expiration of the applicable statutes of limitation. All claims of the Corporation shall be paid in full and any such provision for payment made shall be made in full if there are sufficient funds pursuant to the requirements of Section 4(i) and (ii) of this Plan.
If there are insufficient funds, such claims and obligations of the Corporation shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of funds legally available therefor.

          5. Distribution to Stockholders. Upon the satisfactory completion of the requirements of Sections 4(i) and (ii) of this Plan, the officers and directors of the Corporation shall distrib-ute in one or a series of distributions, at any time or from time to time, and in any manner that the Board, in its discretion, may determine, all funds resulting from the Corporation's liquidation of its assets on a pro rata basis in accordance with the respective interests of the Stockholders in the Corporation. The respective interests of the Stockholders shall be fixed on the basis of the ownership of their outstanding shares of Common Stock of the Corporation on a record date to be determined by the Board.

          6. Cessation of Business. Promptly after the Effective Date, the Corporation shall withdraw from all jurisdictions in which the Corporation is qualified to do business and shall not engage in any business activities, other than to wind up the Corporation's business and affairs under the applicable provisions of the DGCL and in accordance with this Plan. The Board and, at the pleasure of the Board, the officers, shall continue in office for that purpose and shall receive such compensation for their services as the Board shall determine.

          7. Authority of Officers and Directors. The officers and directors of the Corporation shall have the authority to carry out and implement the provisions of this Plan, including, but not limited to, the authority to:

          (i) sell, exchange, lease or otherwise dispose of any assets, other than cash, of the Corporation to any person or persons to the extent such transaction can be accomplished for consideration and upon terms and conditions deemed by the Board to be in the best interests of the Corporation and the Stockholders;

          (ii) do, on behalf of the Corporation, all acts required to be done by the Corporation under this Plan or the applicable provi-sions of the DGCL and the Code;

          (iii) provide for one or more liquidating trustees or receivers for the benefit of the Corporation's creditors and stockholders, including but not limited to trustees under a liquidating trust agreement and transferring to them (A) any assets the retention of which may be advisable to meet claims or expenses, and (B) any assets held on behalf of Stockholders who cannot be located; and

          (iv) adopt all resolutions, execute all documents, file all papers and take all other actions deemed necessary or appropriate to effect the dissolution of the Corporation and the complete liquidation of its business, assets and affairs; it being under-stood that nothing contained in this Section 7 shall be construed to permit the officers or directors of the Corporation to take any action which is inconsistent with the requirements of the DGCL or with Sections 332 or 337 of the Code.

          8. Authority of the Board. Pursuant to the authority granted to the Board by Section 275(e) of the DGCL, notwithstanding the authorization or consent of the Stockholders to the Plan (or the authorization and approval of the Plan by Stockholders), the Board may abandon this Plan and the proposed dissolution of the Corporation at any time without further action by the Stockholders.

          9. Completion of Dissolution and Liquidation. It is intended that the implementation of this Plan be completed within three (3) years of the Effective Date.

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CENCOR, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 11, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Jack L. Brozman and Lisa Henak, jointly and individually, as Proxies, with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CenCor, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on July 11, 1996 or any adjournment or postponement thereof.

1. Election of Directors

  [  ]     For all Nominees Listed Below       [  ]  Withhold Authority
           (except as marked to the                  to vote for all nominees
            contrary below)                          listed below

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

          JACK L. BROZMAN                              EDWARD C. BAUER, JR.
          GEORGE J. BERNSTEIN                          MARVIN S. RIESENBACH

2. Ratification and approval of the appointment of Ernst & Young as the independent auditors of 1996.

          [  ]     For       [  ]    Against      [  ]     Abstain

3. Authorize and approve the Plan of Dissolution and Liquidation.

          [  ]     For       [  ]    Against      [  ]     Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


(Please see reverse side)
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This Proxy When Properly Executed Will be Voted in the Manner
Directed Herein by the Undersigned Stockholders.  IF NO DIRECTION
IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please date, sign and return this Proxy card by mail, postage prepaid.


          Dated: ___________________, 1996


          Signature:


Signature if held jointly
(Please sign exactly as names appear to the left. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)